QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements of Jaguar Health, Inc.:

  •
  Registration Statement (Form S-1 No. 333-214956) pertaining to the November 2016 PIPE

  •
  Registration Statement (Form S-1 No. 333-213751) for Aspire Equity Line declared effective on October 5, 2016

  •
  Registration Statements (Form S-8 Nos. 333-204280 and 333-215303) pertaining to the 2014 Stock Incentive Plan of our report dated March 24, 2017, except as to the first and second paragraphs as to which the date is March 31, 2017, the third paragraph as to which the date is June 27, 2017 and the fourth paragraph as to which the date is July 31, 2017, with respect to the financial statements of Napo Pharmaceuticals, Inc. (the report contains an explanatory paragraph regarding Napo Pharmaceuticals, Inc.'s ability to continue as a going concern), included in this Current Report on Form 8-K/A.

/s/ Macias Gini & O'Connell LLP

San Francisco, California
August 4, 2017

QuickLinks

  Exhibit 23.1
Consent of Independent Auditors